UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of 1934

Check the appropriate box:

[ ]	Preliminary Information Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
[X]	Definitive Information Statement

NEPHROS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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[X]	No fee required.
[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:
(2)	Aggregate number of securities to which transaction applies:
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
(4)	Proposed maximum aggregate value of transaction:
(5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.
[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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(2)	Form, Schedule or Registration Statement No.:
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(4)	Date Filed:

Notice Date: August 22, 2018

Nephros, Inc.

380 Lackawanna Place

South Orange, New Jersey 07079

NOTICE OF ACTION TO BE TAKEN WITHOUT A MEETING

To The Stockholders of Nephros, Inc.:

We are furnishing this notice and the enclosed information statement (the “Information Statement”) to the holders of shares of common stock, $0.001 par value per share (the “Common Stock”), of Nephros, Inc., a Delaware corporation (the “Company”), for informational purposes only pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations prescribed thereunder.

The purpose of this Information Statement is to notify our stockholders that on July 30, 2018 the holders of 32,269,788 shares of our Common Stock, representing 50.29% of the outstanding voting power of the Company, executed a written consent in lieu of a special meeting of stockholders (the “Majority Stockholder Consent”), approving a Certificate of Amendment (the “Amendment”) to our Amended and Restated Certificate of Incorporation (i) effecting a reverse split of the Common Stock at a ratio not to exceed 1 for 15 (the “Reverse Split”) and (ii) setting the number of authorized shares of Common Stock of the Company that the Company shall have authority to issue following the Reverse Split at 40,000,000 shares of Common Stock. The Amendment had been previously approved by the Board of Directors of the Company on July 23, 2018. The Board has the authority, but not the obligation, in its sole discretion and without further action on the part of the stockholders, to select the ratio for the Reverse Split (not to exceed 1 for 15) and to file the Amendment. The Board may abandon the Reverse Split at any time, in its sole discretion, prior to filing the Amendment.

The Board believes that the Amendment is beneficial to the Company. The full text of the Amendment is attached as Exhibit A to this Information Statement.

No action is required by you. The enclosed Information Statement is being furnished to you to inform you that the foregoing actions have been approved by the holders of a majority of the outstanding voting power of the Company. Because the stockholders holding at least a majority of the outstanding voting power of the Company have voted in favor of the foregoing actions, and such stockholders have sufficient voting power to approve such actions through their ownership of our capital stock, no other stockholder consents will be solicited in connection with the transaction described in this Information Statement. The Board is not soliciting your proxy in connection with the adoption of these resolutions and proxies are not requested from stockholders. The resolutions will not become effective before the date which is at least 20 calendar days after this Information Statement was first mailed to the stockholders. You are urged to read the Information Statement in its entirety for a description of the actions taken by the majority stockholders.

This Information Statement is being mailed on or about August 22, 2018, to stockholders of record on the close of business on August 9, 2018 (the “Record Date”).

PLEASE NOTE THAT THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS MEETING WILL BE HELD TO CONSIDER THE MATTERS DESCRIBED HEREIN. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

By Order of the Board of Directors

/s/ Daron Evans
Daron Evans
President and Chief Executive Officer

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Nephros, Inc.

380 Lackawanna Place

South Orange, New Jersey 07079

INFORMATION STATEMENT PURSUANT TO SECTION 14(c)

OF THE SECURITIES EXCHANGE ACT OF 1934

PLEASE NOTE THAT THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS MEETING WILL BE HELD TO CONSIDER THE MATTERS DESCRIBED HEREIN. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

GENERAL INFORMATION

This Information Statement is being mailed on or about August 22, 2018, to the holders of record at the close of business on August 9, 2018 (the “Record Date”) of shares of the Common Stock of Nephros, Inc., a Delaware corporation (the “Company”), in connection with the adoption of the Amendment for the Reverse Split by the Majority Stockholder Consent. A copy of the form of the Amendment is attached as Exhibit A to this Information Statement.

The Common Stock is the only class of outstanding voting stock of the Company. As of August 9, 2018, there were 64,166,987 shares of our Common Stock outstanding. The following holders of 32,269,788 shares of our Common Stock, representing 50.29% of the outstanding shares of our voting power, have executed the Majority Stockholder Consent approving the Amendment:

Name of Stockholder	Amount of Shares
Lambda Investors LLC(1)	30,402,805
Andrew Astor	453,792
Daron Evans(2)	1,116,790
Malcolm Persen(3)	296,401

(1)	Reflects 29,800,424 shares owned by Lambda Investors LLC (“Lambda”) and 602,381 shares owned by Wexford Capital LP, which is the managing member of Lambda.

(2)	Reflects 892,958 shares held by Mr. Evans, 95,000 shares held by PoC Capital, LLC, of which Mr. Evans is the managing director, and 128,832 shares held by minor children of Mr. Evans.

(3)	Reflects 265,241 shares held by Mr. Persen and 31,160 shares held by Mr. Persen’s spouse.

Section 227 of the Delaware General Corporation Law provides that the written consent of the holders of outstanding shares of voting capital stock, having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, may be substituted for a special meeting of stockholders to approve the Reverse Split. In order to eliminate the costs involved in holding a special meeting of stockholders, the Board voted to utilize the written consent of the holders of a majority of our outstanding voting securities. The Board does not intend to solicit any proxies or consents from any other stockholder in connection with this action.

This Information Statement is being distributed pursuant to the requirements of Section 14(c) of the Exchange Act to the Company’s stockholders of record on the Record Date. This Information Statement also constitutes notice under Section 228 of the Delaware General Corporation Law that the Reverse Split was approved by the written consent of the majority stockholders. This Information Statement is being mailed on or about August 22, 2018, to stockholders of record on the Record Date who did not execute the Majority Stockholder Consent and is being delivered to inform you of the Reverse Split described herein before it takes effect in accordance with Rule 14c-2 of the Exchange Act. No dissenter’s rights are afforded to our stockholders under Delaware law as a result of the adoption of the Amendment.

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The entire cost of furnishing this Information Statement will be borne by us. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of our Common Stock held of record by them, and will reimburse such persons for their reasonable charges and expenses in connection therewith.

THE AMENDMENT

When effective, the Amendment will amend our Certificate of Incorporation to effect (i) the Reverse Split and (ii) the decrease in the authorized shares of Common Stock.

Reverse Split

Reasons for the Reverse Split

The Board believes it will be beneficial to the stockholders if our Common Stock is traded on a recognized stock exchange, either the Nasdaq Capital Market or NYSE American (an “Exchange”). In order to qualify for listing on the Nasdaq Capital Market, the initial bid price of our common stock must be at least $4.00 (or, in some circumstances, a closing price of $3.00 or $2.00) per share and, following initial listing, maintenance of a continued price of at least $1.00 per share is required. The NYSE American requires an initial listing bid price of $3.00 (or $2.00 depending on the applicable listing standard). On August 15, 2018, the last reported bid price of our Common Stock as reported by the OTCQB was $0.5895 per share. Although the Board believes that the Reverse Split will enable the Company to meet these minimum market price requirements, there is no assurance that we will establish and maintain a market price in excess of the required level following the Reverse Split or that even if we do establish such market price that any application to an Exchange would be successful. If we are successful in listing our Common Stock on an Exchange, the Board believes that such a listing will positively impact our ability to raise additional equity capital. However, there is also no assurance that we would be able to raise additional equity capital in a public offering or otherwise.

The Board also believes that the current market price of our Common Stock has a negative effect on the marketability of the existing shares, and that the Reverse Split may make the Common Stock more attractive to a broader range of institutional and other investors, as the current market price of the Common Stock may affect its acceptability to certain institutional investors, professional investors, and other members of the investing public. Many institutional investors look on stocks that are trading at low prices as unduly speculative in nature and, as a result, avoid investing in such stocks. Additionally, a variety of policies and practices of brokerage firms discourage individual brokers within those firms from dealing in low-priced stocks in light of brokers’ commissions and time-consuming procedures that make the handling of low-priced stocks unattractive to brokers from an economic standpoint. Many brokerage firms are also reluctant to recommend low-priced stock to their customers and the analysts at many brokerage firms do not monitor the trading activity or otherwise provide coverage for low-priced stocks. The Board believes the Reverse Split may help to alleviate some of these problems, but there is no guarantee of increased marketability of the existing shares.

Certain Risks Associated with the Reverse Stock Split

Stockholders should note that we cannot accurately predict the effect of the Reverse Split on the market price for our Common Stock. Furthermore, there can be no assurance that the market price of our Common Stock immediately after the proposed Reverse Split will continue for any period of time. Even if our Common Stock maintains an increased share price, the Reverse Split may not achieve the desired results that we have outlined above. Certain other risks associated with the Reverse Split are outlined below:

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-	If the Reverse Split is effected and the market price of our Common Stock declines, the percentage decline may be greater than would occur in the absence of a reverse stock split. The market price of our Common Stock will, however, also be based on performance and other factors, which are unrelated to the number of shares outstanding.

-	There can be no assurance that the Reverse Split will result in any particular price for our Common Stock. As a result, the trading liquidity of our Common Stock may not necessarily improve.

-	There can be no assurance that the market price per share of our Common Stock after the Reverse Split will increase in proportion to the reduction in the number of shares of our Common Stock outstanding before the Reverse Split. For example, based on the closing price of our common stock on August 15, 2018 of $0.5895 per share, if the Reverse Split were implemented and approved for a reverse stock split ratio of 1-for-10, there can be no assurance that the post-split market price of our Common Stock would be $5.895 or greater. Accordingly, the total market capitalization of our Common Stock after the Reverse Split may be lower than the total market capitalization before the Reverse Split. Moreover, in the future, the market price of our Common Stock following the Reverse Split may not exceed or remain higher than the market price prior to the Reverse Split.

-	The Reverse Split may result in some stockholders owning “odd lots” of less than 100 shares of Common Stock. Odd lot shares may be more difficult to sell, and brokerage commissions and other costs of transactions in odd lots are generally somewhat higher than the costs of transactions in “round lots” of even multiples of 100 shares.

In evaluating whether to approve the Reverse Split, the Board took into consideration other negative factors associated with reverse stock splits. These factors include: the negative perception of reverse stock splits that investors, analysts and other stock market participants may hold; the fact that the stock prices of some companies that have effected reverse stock splits have subsequently declined, sometimes significantly, following their reverse stock splits; the possible adverse effect on liquidity that a reduced number of outstanding shares could cause; and the costs associated with implementing a reverse stock split.

The Board intends to effect the Reverse Split only if it believes that the implementation of the Reverse Split is in the best interests of the Company and its stockholders. The Board may exercise its discretion not to implement the Reverse Split.

Board Discretion to Implement the Reverse Split in the Future

The Reverse Split will be effected, if at all, only upon a determination by the Board that a reverse stock split (at a ratio determined by the Board, but not to exceed 1-for-15) is then in the best interests of the Company and the stockholders. The Board’s determination as to whether the Reverse Split will be effected and, if so, at what ratio, will be based upon certain factors, including existing and expected marketability and liquidity of our Common Stock, prevailing market conditions and the likely effect on the market price of our Common Stock. If the Board determines to effect the Reverse Split, the Board will consider various factors in selecting the ratio, including the overall market conditions at the time and the recent trading history of the Common Stock. Notwithstanding approval of the Reverse Split by the stockholders, the Board may, in its sole discretion, abandon the Amendment and determine prior to the effectiveness of any filing with the Secretary of State of Delaware not to effect the Reverse Split, as permitted under Section 242(c) of the Delaware General Corporation Law. Additionally, if the Amendment has not been filed with the Secretary of State of Delaware by the close of business on July 30, 2019, the Board will abandon the Amendment.

Implementation of the Reverse Split

On the effective date of the Amendment effecting the Reverse Split (the “Effective Date”), each holder of our Common Stock will own a reduced number of shares of our Common Stock. However, the Reverse Split will affect all holders of our Common Stock uniformly and will not affect any common stockholder’s percentage ownership interests in the Company. In lieu of issuing fractional shares, each holder of our Common Stock who would otherwise have been entitled to a fraction of a share upon surrender of such holder’s certificates will receive a cash payment in lieu of such fractional share.

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The Amendment will not change the terms of our Common Stock. The post-split shares of Common Stock will have the same voting rights and rights to dividends and distributions and will be identical in all other respects to the Common Stock now outstanding. Each stockholder’s percentage ownership of Common Stock will not be altered. The Common Stock will remain fully paid and non-assessable. The reverse split is not intended as a “going private transaction” covered by Rule 13e-3 under the Exchange Act. We plan to continue to comply with the periodic reporting requirements of the Exchange Act. Following the Effective Date, we do not anticipate that the Company’s financial condition, the percentage ownership of management or any aspect of the Company’s business would materially change as a result of the Reverse Split.

The Reverse Split will not affect the par value of our Common Stock. As a result, on the Effective Date, the stated capital on our balance sheet attributable to the Common Stock will be reduced in proportion to the fraction by which the number of shares of Common Stock is reduced, and the additional paid-in capital account shall be credited with the amount by which the stated capital is reduced. The per share net income or loss and net book value of our Common Stock will be retroactively increased for each period because there will be fewer shares of our Common Stock outstanding.

On the Effective Date of any reverse split, all outstanding options and warrants will be adjusted to reflect the Reverse Split. The number of shares of Common Stock that the holders of outstanding options and warrants may purchase upon exercise of their options and warrants will decrease, and the exercise prices of such options and warrants will increase, in proportion to the fraction by which the number of shares of Common Stock underlying such options and warrants are reduced as a result of the Reverse Split, resulting in the same aggregate price being required to be paid as would have been paid immediately preceding the Reverse Split.

Although our authorized Common Stock will be reduced, the overall effect will be an increase in our authorized but not outstanding or reserved shares of Common Stock. These shares may be issued by our Board in its discretion. Any future issuances will have the effect of diluting the percentage of stock ownership and voting rights of the present holders of Common Stock.

STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATES. Beginning on the Effective Date, each certificate representing pre-Reverse Split shares will be deemed for all corporate purposes to evidence ownership of post-Reverse Split shares. Shares held by a broker will automatically reflect the new quantity of shares based on the ratio of the Reverse Split.

We will not issue fractional certificates for post-Reverse Split shares in connection with the Reverse Split. In lieu of issuing fractional shares, each holder of Common Stock who would otherwise have been entitled to a fraction of a share will receive a cash payment in lieu of such fractional share.

The Amendment will be in substantially the form attached to this Information Statement as Exhibit A and will become effective upon the acceptance for record of the Amendment with the Secretary of State of Delaware, which will occur no earlier than 20 calendar days after this Information Statement is first mailed to our stockholders who did not execute the Majority Stockholder Consent.

Federal Income Tax Consequences of the Reverse Split

The following discussion is a summary of certain federal income tax consequences of the Reverse Split to the holders of Common Stock. This discussion is based on the Internal Revenue Code of 1986, as amended, regulations, rulings and decisions in effect on the date hereof, all of which are subject to change (possibly with retroactive effect) and to differing interpretations. This discussion is for general information purposes only and the tax treatment of a stockholder may vary depending upon the particular facts and circumstances of such stockholder. In addition, this discussion does not address all aspects of federal income taxation that may be relevant to holders in light of their particular circumstances or to holders who may be subject to special tax treatment, including without limitation, holders of warrants, holders who are dealers in securities, foreign persons, insurance companies, tax-exempt organizations, banks, financial institutions, broker-dealers, holders who hold Common Stock as part of a hedge, straddle, conversion or other risk reduction transaction, or who acquired the Common Stock pursuant to the exercise of compensatory stock options or otherwise as compensation. The following discussion also does not address the tax consequences of the Reverse Split under foreign, state or local tax laws. Accordingly, each stockholder should consult his or her tax adviser to determine the particular tax consequences to him or her of a reverse split, including the application and effect of federal, state, local and/or foreign income tax and other laws.

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Generally, a reverse split will not result in the recognition of gain or loss for federal income tax purposes. The adjusted basis of the new shares of Common Stock will be the same as the adjusted basis of the Common Stock exchanged for such new shares. The holding period of the post-Reverse Split shares of the Common Stock resulting from implementation of the Reverse Split will include the stockholder’s respective holding periods for the pre-Reverse Split shares.

Adjustment of Number of Shares of Authorized Common Stock

Our Board and the majority stockholders authorized the amendment to our Certificate of Incorporation whereby the number of authorized shares of our Common Stock will be reduced from 90,000,000 shares to 40,000,000 shares. The change in the number of authorized shares of Common Stock will occur concurrently with the Reverse Split, and only if the Board determines to effect the Reverse Split. On a post-Reverse Split basis, this adjustment represents a relative increase in the available shares of Common Stock.

The additional shares of Common Stock available for issue will be part of the existing class of Common Stock, if and when issued. These shares will have the same rights and privileges as the shares of Common Stock currently outstanding. Holders of the Company’s Common Stock do not have preemptive rights to subscribe for and purchase any new or additional issues of Common Stock or securities convertible into Common Stock.

Our Board believes that a relative increase in the Common Stock available for issuance is in the best interests of the Company and its stockholders. The purpose of increasing the relative number of authorized shares of Common Stock is to have shares available for issuance for such corporate purposes as the Board may determine in its discretion, including, without limitation:

-	Conversion of convertible securities;
-	Future acquisitions;
-	Investment opportunities;
-	Stock dividends or other distributions;
-	Issuances pursuant to our equity incentive plans; and
-	Future financings and other corporate purposes.

Other than in connection with outstanding warrants, options or other agreements, the Company has no plans, proposals, or arrangements, written or otherwise, at this time to issue any of the newly available authorized shares of Common Stock. In particular, although the Company may in the future issue and sell additional shares of Common Stock in connection with potential financing transactions, the Company has no specific plans to do so.

No further stockholder approval is required to effect an increase in the Common Stock available for issuance or to issue any additional shares of Common Stock.

Anti-Takeover Effects of the Common Stock Increase

THE OVERALL EFFECT OF THE COMMON STOCK INCREASE MAY BE TO RENDER MORE DIFFICULT THE CONSUMMATION OF MERGERS WITH THE COMPANY OR THE ASSUMPTION OF CONTROL BY A PRINCIPAL STOCKHOLDER, AND THUS MAKE IT DIFFICULT TO REMOVE MANAGEMENT.

A possible effect of the relative Common Stock increase is to discourage a merger, tender offer or proxy contest, or the assumption of control by a holder of a large block of the Company’s voting securities and the removal of incumbent management. Our management could use the additional shares of Common Stock available for issuance to resist or frustrate a third-party takeover effort favored by a majority of the independent stockholders that would provide an above-market premium by issuing additional shares of Common Stock.

The increase in the relative number of authorized shares of Common Stock is not the result of an effort to accumulate the Company’s securities or to obtain control of the Company by means of a merger, tender offer, solicitation or otherwise. Nor is the relative Common Stock increase a plan by management to adopt a series of amendments to the Company’s charter or bylaws to institute an anti-takeover provision. The Company does not have any plans or proposals to adopt other provisions or enter into other arrangements that may have material anti-takeover consequences. As discussed above, the reason for the relative increase in the number of shares of Common Stock that the Company is able to issue in order to attract potential investors and conduct equity financings. Any issuance of additional shares of Common Stock could have the effect of diluting any future earnings per share and book value per share of the outstanding shares of our Common Stock, and such additional shares could be used to dilute the stock ownership or voting rights of a person seeking to obtain control of the Company.

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PRINCIPAL STOCKHOLDERS

The following table sets forth the beneficial ownership of our Common Stock as of August 9, 2018, by (i) each person known to us to own beneficially more than five percent (5%) of our common stock, based on such persons’ or entities’ filings with the Securities and Exchange Commission (the “SEC”) as of that date; (ii) each director and executive officer; and (iii) all directors and executive officers as a group. Except as otherwise indicated, the persons listed below have sole voting and investment power with respect to all shares of our Common Stock owned by them, except to the extent that power may be shared with a spouse.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Class(1)
Lambda Investors LLC(2)	31,234,031	48.1%
Pessin Group(3)	5,202,341	8.1%
Arthur H. Amron(4)	-	*
Andrew Astor(5)	774,302	1.2%
Daron Evans(6)	2,182,811	3.3%
Paul A. Mieyal(7)	-	*
Malcolm Persen(8)	416,270	*
Moshe Pinto(9)	262,908	*
Oliver Spandow (10)	70,050	*
All executive officers and directors as a group (7 individuals)(11)	3,706,341	5.6%

*	Represents less than 1% of the outstanding shares of our common stock.

(1)	Applicable percentage ownership is based on 64,166,987 shares of common stock outstanding as of August 9, 2018, together with applicable options and warrants for each stockholder. Beneficial ownership is determined in accordance with the rules of the SEC, based on factors including voting and investment power with respect to shares. Common Stock subject to options and warrants exercisable on or within 60 days after August 9, 2018 are deemed outstanding for the purpose of computing the percentage ownership of the person holding those options or warrants, but not for computing the percentage ownership of any other person.

(2)	Based on information provided in a Schedule 13D dated January 12, 2018. The shares beneficially owned by Lambda Investors LLC (“Lambda”) may be deemed beneficially owned by Wexford Capital LP, which is the managing member of Lambda, Wexford GP LLC, which is the General Partner of Wexford Capital LP, by Charles E. Davidson in his capacity as Chairman and managing member of Wexford Capital LP and by Joseph M. Jacobs in his capacity as President and managing member of Wexford Capital LP. The address of each of Lambda, Wexford Capital LP, Mr. Davidson and Mr. Jacobs is c/o Wexford Capital LP, 777 South Flagler Drive, Suite 602 East, West Palm Beach, FL 33401. Each of Wexford Capital LP, Wexford GP LLC, Mr. Davidson and Mr. Jacobs disclaims beneficial ownership of the shares of Common Stock owned by Lambda except, in the case of Mr. Davidson and Mr. Jacobs, to the extent of their respective interests in each member of Lambda. Includes 231,226 shares issuable upon exercise of options and 600,000 shares issuable upon exercise of warrants. Lambda is controlled by Wexford Capital LP. Arthur H. Amron, one of our directors, is a Partner and General Counsel of Wexford Capital LP. Paul A. Mieyal, one of our directors and our former Acting President, Acting Chief Executive Officer, and Acting Chief Financial Officer until April 15, 2015, is a Vice President of Wexford Capital LP.

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(3)	Based on information provided in a Schedule 13D dated April 17, 2018. The shares beneficially owned by the Pessin Group are individually owned as follows: (i) Brian Pessin, 856,067 shares; (ii) Sandra F. Pessin, 2,732,707 shares; and (iii) Norman H. Pessin, 1,613,567 shares. Each of Brian Pessin, Sandra F. Pessin, and Norman H. Pessin have sole voting and dispositive power over the shares each individually owns. The address for Brian Pessin is 310 East 75th Street, Apt. 2A, New York, NY 10021. The address for Sandra F. Pessin and Norman H. Pessin is 366 Madison Avenue, 14th Floor, New York, NY 10017.

(4)	Mr. Amron’s address is c/o Wexford Capital LP, 411 West Putnam Avenue, Greenwich, CT 06830.

(5)	Mr. Astor’s address is the Company’s address: 380 Lackawanna Place, South Orange, NJ 07079. The shares identified as being beneficially owned by Mr. Astor consist of: (i) 453,792 shares of common stock; (ii) 187,177 shares issuable upon exercise of options; and (iii) 133,333 shares issuable upon exercise of warrants.

(6)	Mr. Evans’ address is the Company’s address: 380 Lackawanna Place, South Orange, NJ 07079. The shares identified as being beneficially owned by Mr. Evans consist of: (i) 892,958 shares of common stock; (ii) 223,832 shares of common stock held indirectly; (iii) 962,689 shares issuable upon exercise of options; and (v) 103,332 shares issuable upon exercise of warrants.

(7)	Dr. Mieyal’s address is c/o Wexford Capital LP, 411 West Putnam Avenue, Greenwich, CT 06830.

(8)	Mr. Persen’s address is the Company’s address: 380 Lackawanna Place, South Orange, NJ 07079. The shares identified as being beneficially owned by Mr. Persen consist of: (i) 265,241 shares of common stock; (ii) 31,160 shares of common stock held by Mr. Persen’s spouse; (iii) 104,289 shares issuable upon exercise of options and (iv) 15,580 shares issuable upon exercise of warrants.

(9)	Mr. Pinto’s address is the Company’s address: 380 Lackawanna Place, South Orange, NJ 07079. The shares identified as being beneficially owned by Mr. Pinto consist of: (i) 156,445 shares of common stock; and (ii) 106,463 shares issuable upon exercise of options.

(10)	Mr. Spandow’s address is the Company’s address: 380 Lackawanna Place, South Orange, NJ 07079.

(11)	Includes options to purchase a total of 1,360,618 shares of common stock and warrants to purchase a total of 252,245 shares of common stock. See Footnotes 5, 6, 8, 9 and 10 above.

DISSENTERS’ RIGHTS

Under Delaware law there are no dissenters’ rights available to our stockholders in connection with the Amendment.

HOW THE AMENDMENT WILL BE ENACTED

The Reverse Split will be effected by the filing of the Amendment with the Secretary of State of Delaware. The Amendment will be effective upon the date of filing, which is no earlier than 20 calendar days after this Information Statement is first mailed to our stockholders who did not execute the Majority Stockholder Consent. The Reverse Split will occur on the Effective Date without any further action on the part of our stockholders or the Board.

The Board has the authority, but not the obligation, in its sole discretion and without further action on the part of the stockholders, to select the ratio for the Reverse Split (not to exceed 1 for 15) and to file the Amendment. The Board may abandon the Reverse Split at any time, in its sole discretion, prior to filing the Amendment.

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STOCKHOLDERS SHARING THE SAME LAST NAME AND ADDRESS

The SEC has adopted rules that permit companies and brokers, banks and other nominees to satisfy the delivery requirements for proxy statements and annual reports, with respect to two or more stockholders sharing the same address and who do not participate in electronic delivery of proxy materials, by delivering a single copy of such documents addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

Brokers, banks and other nominees may be “householding” Company proxy materials. This means that only one copy of proxy materials may have been sent to multiple stockholders in a household. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement and annual report from the other stockholder(s) sharing your address, please: (i) notify your broker, bank or other nominee, (ii) direct your written request to Chief Financial Officer, 380 Lackawanna Place, South Orange, New Jersey 07079, or (iii) contact our Chief Financial Officer at 201.343.5202. The Company will undertake to deliver promptly, upon any such oral or written request, a separate copy of the proxy materials to a stockholder at a shared address to which a single copy of these documents was delivered. Stockholders who currently receive multiple copies of proxy materials at their address and would like to request householding of their communications should notify their broker, bank or other nominee, or contact our Chief Financial Officer at the above address or phone number.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s public reference room located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public free of charge at the SEC’s website at www.sec.gov and on our website at www.nephros.com.

By Order of the Board of Directors

/s/ Daron Evans
Daron Evans
President and Chief Executive Officer

August 22, 2018

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EXHIBIT A

CERTIFICATE OF AMENDMENT

OF THE

FOURTH AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

NEPHROS, INC.

Pursuant to Section 242 of the General

Corporation Law of the State of Delaware

It is hereby certified that:

FIRST: The original Certificate of Incorporation of Nephros, Inc. was filed with the Secretary of State of the State of Delaware on April 3, 1997, and was amended and restated on June 24, 2005 (the “Certificate of Incorporation”).

SECOND: The Certificate of Incorporation is hereby amended by deleting the text of Article IV, Section 2 in its entirety and replacing it with the following:

“Section 2. Capital Stock. The total number of shares of all classes of stock that the Corporation shall have authority to issue is Forty-Five Million (45,000,000) shares consisting of: Forty Million (40,000,000) shares of common stock, $0.001 par value per share (“Common Stock”); and Five Million (5,000,000) shares of preferred stock, $0.001 par value per share (“Undesignated Preferred Stock”).

(a) Effective [        ].m. on           , 20[  ] (the “Effective Time”) every [        ] shares of Common Stock of the Corporation issued and outstanding immediately prior to the Effective Time (“Old Common Stock”) shall automatically be combined, without any action on the part of the holder thereof, into one (1) share of fully paid and nonassessable Common Stock of the Corporation (“New Common Stock”), subject to the treatment of fractional shares interests described as follows. No fractional shares of Common Stock shall be issued. No stockholder of the Corporation shall transfer any fractional shares of Common Stock. The Corporation shall not recognize on its stock record books any purported transfer of any fractional share of Common Stock. A holder of Old Common Stock at the Effective Time who would otherwise be entitled to a fraction of a share of New Common Stock shall, in lieu thereof, be entitled to receive a cash payment in an amount equal to the fraction to which the holder would otherwise be entitled multiplied by the last reported per share sale price of the Old Common Stock on the day immediately prior to the Effective Time, as reported on an over-the-counter market quotation system (or if such price is not available, then such other price as determined by the Board of Directors) and as appropriately adjusted for such combination.

(b) Subject to any limitations set forth elsewhere in this Certificate of Incorporation, the shares of Undesignated Preferred Stock may be issued from time to time in one or more series. Subject to any limitations set forth elsewhere in this Certificate of Incorporation, the Board of Directors is hereby authorized, by adopting appropriate resolutions and causing one or more certificates of amendment to be signed, verified and delivered in accordance with the DGCL, to establish from time to time the number of shares to be included in such series, and to fix the powers, preferences and rights of, and the qualifications, limitations and restrictions granted to and imposed upon such Undesignated Preferred Stock. Such powers, preferences and rights of, and the qualifications, limitations and restrictions granted to and imposed upon such Undesignated Preferred Stock may include, but are not limited to, the fixing or alteration of the dividend rights, dividend rate, conversion rights, exchange rights, voting rights, rights and terms of redemption (including sinking fund provisions), the redemption price or prices, and the liquidation preferences of any wholly unissued series of shares of Undesignated Preferred Stock, or any of them. In accordance with the authority hereby granted, the Board may increase or decrease the number of shares of any series of preferred stock, whether or not such preferred stock then constitutes Undesignated Preferred Stock, subsequent to the issuance of shares of that series; provided that any such increase shall be no greater than the total number of authorized shares of Undesignated Preferred Stock at such time, and no such decrease shall result in the number of authorized shares of such series being fewer than the number then outstanding. In case the number of shares of any series of preferred stock, other than Undesignated Preferred Stock, shall be so decreased, the shares constituting such decrease shall become Additional Undesignated Preferred Stock. Any shares of a series of preferred stock, which is designated pursuant to this clause (ii), that were issued but, thereafter, are no longer outstanding shall not resume the status of authorized and unissued shares of such series, but shall instead become authorized and unissued shares of Additional Undesignated Preferred Stock. Except as may otherwise be required by law or this Certificate of Incorporation, the terms of any series of Undesignated Preferred Stock may be amended without the consent of the holders of any other series of the Corporation’s preferred stock, or Common Stock.

THIRD: This amendment to the Certificate of Incorporation has been duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its President, as of [          ], 20[  ].

NEPHROS, INC.

By:
Name:
Title:	President

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